Exhibit 99.1

Exterran Holdings and Exterran Partners Report
Third Quarter 2010 Results

HOUSTON, November 4, 2010 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the third quarter 2010.

Exterran Holdings, Inc. Financial Results

Exterran Holdings reported a net loss attributable to Exterran stockholders for the third quarter 2010 of $18.0 million, or $0.29 per diluted share, compared to net income attributable to Exterran stockholders for the second quarter 2010 of $17.5 million, or $0.28 per diluted share, and net income attributable to Exterran stockholders for the third quarter 2009 of $18.2 million, or $0.30 per diluted share.

Net loss from continuing operations attributable to Exterran stockholders for the third quarter 2010 was $15.2 million, or $0.25 per diluted share, excluding after-tax impairment charges of $1.4 million.  Net loss from continuing operations for the second quarter 2010 attributable to Exterran stockholders, excluding charges, was $20.6 million, or $0.33 per diluted share, and net income from continuing operations for the third quarter 2009 attributable to Exterran stockholders, excluding charges, was $24.8 million, or $0.38 per diluted share.

Revenue was $625.6 million for the third quarter 2010, compared to $643.8 million for the second quarter 2010 and $679.7 million for the third quarter 2009.  EBITDA, as adjusted (as defined below), was $109.7 million for the third quarter 2010, compared to $117.8 million for the second quarter 2010 and $161.1 million for the third quarter 2009.

Ernie L. Danner, Exterran Holdings’ President and Chief Executive Officer, said, “Third quarter highlights include increased operating horsepower levels in our North America contract operations business and improved operating results in our fabrication segment. As expected, operating results of our international contract operations business declined sequentially primarily due to the previously announced early termination of a project in Brazil in the second quarter 2010.

New business development activity was mixed during the quarter, as an improved level of compression and production and processing fabrication bookings in North America contrasted with a muted overall level of contract awards in international markets.  With a leading market position in our compression and production and processing business lines, we believe that we are well-positioned to capture growth opportunities particularly related to North America shale plays and international energy infrastructure development in 2011 and beyond.

Our capital position was enhanced during the quarter as Exterran Holdings sold 5.3 million common units representing limited partner interests in Exterran Partners in September 2010 for net proceeds to Exterran Holdings of approximately $109 million.  We expect net capital expenditures in 2010 of $200 million to $220 million, as compared to previous guidance of $225 million to $250 million.”

Exterran Partners, L.P. Financial Results

Exterran Partners reported revenue of $62.7 million for the third quarter 2010, compared to $53.8 million for the second quarter 2010 and $41.3 million for the third quarter 2009.  Net income was $0.1 million for the third quarter 2010, or a loss of $0.01 per diluted limited partner unit, compared to a net loss of $1.3 million, or $0.07 per diluted limited partner unit, for the second quarter 2010, and net income of $2.0 million, or $0.09 per diluted limited partner unit, for the third quarter 2009.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $28.0 million for the third quarter 2010, compared to $22.9 million for the second quarter 2010 and $18.4 million for the third quarter 2009.  Distributable cash flow (as defined below) totaled $19.3 million for the third quarter 2010, compared to $12.8 million for the second quarter 2010 and $10.6 million for the third quarter 2009.

“Our distributable cash flow and credit profile were enhanced by the acquisition of assets representing approximately 255,000 horsepower of compression capacity from Exterran Holdings in August 2010.  Further, Exterran Partners increased operating horsepower during the quarter as a result of improved customer activity,” commented Mr. Danner, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.  “We are pleased with Exterran Holdings’ sale of Exterran Partners common units in September 2010, which has led to increased daily trading volumes and enhanced overall liquidity of the market for Exterran Partners units.  Looking ahead, we remain committed to growing the partnership through acquisitions and organic growth, and increasing distributions to unitholders over time.”

On October 29, 2010, Exterran Partners announced a third quarter 2010 cash distribution of $0.4675 per limited partner unit, or $1.87 per limited partner unit on an annualized basis.   This distribution will be paid on November 12, 2010 to unitholders of record as of the close of business on November 9, 2010.

The distribution to be paid in November 2010 is $0.005 higher than the second quarter 2010 and third quarter 2009 distributions of $0.4625 per limited partner unit.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their third quarter 2010 earnings release:

•
Teleconference: Thursday, November 4, 2010 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 888-895-5479. International participants should dial 847-619-6250 at least 10 minutes before the scheduled start time. Please reference Exterran conference call number 28272946.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, November 4, 2010, until 2:00 p.m. Eastern Time on Thursday, November 11, 2010. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or 630-652-3042 internationally, and enter access code 28272946.

*****

With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as income (loss) from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, merger and integration expenses, restructuring charges, excluding non-recurring items, and extraordinary gains or losses.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, and excluding non-recurring items.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense and maintenance capital expenditures, and excluding gains/losses on asset sales and non-recurring items.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has over 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings indirectly owns a majority interest in Exterran Partners.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expected future capital expenditures; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; Exterran Partners’ commitment to growing the partnership and increasing distributions; and the expected benefits of the August 2010 and September 2010 transactions to Exterran Partners.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil and natural gas and the impact on the price of oil and natural gas; Exterran Holdings’ ability to timely and cost-effectively obtain components necessary to conduct the Companies’ business; changes in political or economic conditions in key operating markets, including international markets; changes in safety and environmental regulations pertaining to the production and transportation of oil and natural gas; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2009, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2009, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Nelson (281) 836-7297

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

 (Tables Follow)

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Revenues:
North America contract operations	$152,007	$152,048	$167,567
International contract operations	111,879	131,087	96,420
Aftermarket services	82,348	83,363	75,526
Fabrication	279,389	277,324	340,193
	625,623	643,822	679,706

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	78,281	74,811	74,556
International contract operations	46,936	42,873	37,850
Aftermarket services	73,717	70,290	59,360
Fabrication	231,716	246,398	278,036
Selling, general and administrative	88,229	94,166	81,600
Depreciation and amortization	98,503	106,188	87,781
Long-lived asset impairment	2,246	745	-
Restructuring charges	-	-	2,616
Interest expense	33,050	32,608	33,371
Equity in loss of non-consolidated affiliates	-	348	1,011
Other (income) expense, net	(2,941)	(2,485)	(12,768)
	649,737	665,942	643,413

Income (loss) before income taxes	(24,114)	(22,120)	36,293
Provision for (benefit from) income taxes	(7,083)	184	13,691
Income (loss) from continuing operations	(17,031)	(22,304)	22,602
Income (loss) from discontinued operations, net of tax	(1,325)	38,957	(3,834)
Net income (loss)	(18,356)	16,653	18,768
Less: net (income) loss attributable to the noncontrolling interest	371	873	(576)
Net income (loss) attributable to Exterran stockholders	$(17,985)	$17,526	$18,192

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.27)	$(0.35)	$0.36
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.02)	0.63	(0.06)
Net income (loss) attributable to Exterran stockholders	$(0.29)	$0.28	$0.30

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Exterran stockholders	$(0.27)	$(0.35)	$0.35
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.02)	0.63	(0.05)
Net income (loss) attributable to Exterran stockholders	$(0.29)	$0.28	$0.30

Weighted average common and equivalent shares outstanding:
Basic	62,111	62,044	61,579
Diluted	62,111	62,044	77,509

Income (loss) attributable to Exterran stockholders:
Income (loss) from continuing operations	$(16,660)	$(21,431)	$22,026
Income (loss) from discontinued operations, net of tax	(1,325)	38,957	(3,834)
Net income (loss) attributable to Exterran stockholders	$(17,985)	$17,526	$18,192

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009
Revenues:
North America contract operations	$152,007	$152,048	$167,567
International contract operations	111,879	131,087	96,420
Aftermarket services	82,348	83,363	75,526
Fabrication	279,389	277,324	340,193
Total	$625,623	$643,822	$679,706

Gross Margin (1):
North America contract operations	$73,726	$77,237	$93,011
International contract operations	64,943	88,214	58,570
Aftermarket services	8,631	13,073	16,166
Fabrication	47,673	30,926	62,157
Total	$194,973	$209,450	$229,904

Selling, General and Administrative	$88,229	$94,166	$81,600
% of Revenues	14%	15%	12%

EBITDA, as adjusted (1)	$109,685	$117,769	$161,072
% of Revenues	18%	18%	24%

Capital Expenditures	$59,063	$61,538	$74,983
Less: Proceeds from Sale of PP&E	(7,096)	(13,018)	(4,060)
Net Capital Expenditures	$51,967	$48,520	$70,923

Gross Margin Percentage:
North America contract operations	49%	51%	56%
International contract operations	58%	67%	61%
Aftermarket services	10%	16%	21%
Fabrication	17%	11%	18%
Total	31%	33%	34%

Total Available Horsepower (at period end):
North America contract operations	4,272	4,306	4,339
International contract operations	1,281	1,263	1,220
Total	5,553	5,569	5,559

Total Operating Horsepower (at period end):
North America contract operations	2,827	2,816	2,983
International contract operations	1,020	1,060	1,015
Total	3,847	3,876	3,998

Total Operating Horsepower (average):
North America contract operations	2,822	2,819	3,052
International contract operations	1,032	1,041	1,025
Total	3,854	3,860	4,077

Horsepower Utilization (at period end):
North America contract operations	66%	65%	69%
International contract operations	80%	84%	83%
Total	69%	70%	72%

Fabrication Backlog:
Compression & accessory	$229,483	$222,303	$211,012
Production & processing equipment	461,433	527,363	570,751
Total	$690,916	$749,666	$781,763

Debt to Capitalization:
Debt	$1,971,309	$2,081,333	$2,385,748
Exterran stockholders' equity	1,713,583	1,665,379	1,606,444
Capitalization	$3,684,892	$3,746,712	$3,992,192
Total Debt to Capitalization	53.5%	55.6%	59.8%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Reconciliation of GAAP to Non-GAAP Financial Information:

Income (loss) from continuing operations	$(17,031)	$(22,304)	$22,602
Depreciation and amortization	98,503	106,188	87,781
Long-lived asset impairment	2,246	745	-
Restructuring charges	-	-	2,616
Investment in non-consolidated affiliates impairment	-	348	1,011
Interest expense	33,050	32,608	33,371
Provision for (benefit from) income taxes	(7,083)	184	13,691
EBITDA, as adjusted (1)	109,685	117,769	161,072
Selling, general and administrative	88,229	94,166	81,600
Equity in loss of non-consolidated affiliates	-	348	1,011
Investment in non-consolidated affiliates impairment	-	(348)	(1,011)
Other (income) expense, net	(2,941)	(2,485)	(12,768)
Gross Margin (1)	$194,973	$209,450	$229,904

Net income (loss) attributable to Exterran stockholders	$(17,985)	$17,526	$18,192
(Income) loss from discontinued operations	1,325	(38,957)	3,834
Charges, after-tax:
Long-lived asset impairment	1,415	469	-
Restructuring charges	-	-	1,731
Investment in non-consolidated affiliates impairment	-	348	1,011
Net income (loss) from continuing operations attributable to Exterran stockholders, excluding charges	$(15,245)	$(20,614)	$24,768

Diluted Income (loss) from continuing operations attributable to Exterran stockholders per common share	$(0.27)	$(0.35)	$0.35
Adjustment for charges, after-tax, per common share	0.02	0.02	0.03
Diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share,
excluding charges (1)	$(0.25)	$(0.33)	$0.38

(1) Management believes disclosure of EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net income (loss) from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Revenue	$62,721	$53,790	$41,317

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	33,819	29,126	19,802
Depreciation and amortization	13,697	11,763	9,042
Long-lived asset impairment	93	-	-
Selling, general and administrative	8,504	8,519	4,961
Interest expense	6,020	5,724	5,039
Other (income) expense, net	333	(170)	324
Total costs and expenses	62,466	54,962	39,168
Income (loss) before income taxes	255	(1,172)	2,149
Income tax expense	172	173	141
Net income (loss)	$83	$(1,345)	$2,008

General partner interest in net income (loss)	$420	$285	$289

Limited partner interest in net income (loss)	$(337)	$(1,630)	$1,719

Weighted average limited partners' units outstanding:
Basic	28,434	23,885	19,125

Diluted	28,434	23,885	19,148

Earnings (loss) per limited partner unit:
Basic	$(0.01)	$(0.07)	$0.09

Diluted	$(0.01)	$(0.07)	$0.09

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended
	September 30,		June 30,		September 30,
	2010		2010		2009

Revenue	$62,721		$53,790		$41,317

Gross Margin, as adjusted (1)	$35,980		$30,379		$23,500

EBITDA, as further adjusted (1)	$28,047		$22,949		$18,405
% of Revenue	45%		43%		45%

Capital Expenditures	$4,037		$14,971		$3,341
Less: Proceeds from Sale of Compression Equipment	(30)		(263)		-
Net Capital Expenditures	$4,007		$14,708		$3,341

Gross Margin percentage, as adjusted	57%		56%		57%

Distributable cash flow (2)	$19,272		$12,790		$10,633

Distributions per Limited Partner Unit	$0.4675		$0.4625		$0.4625
Distribution to All Unitholders, including Incentive Distributions	$15,732		$11,589		$9,277
Distributable Cash Flow Coverage	1.23	x	1.10	x	1.15	x

	September 30,		June 30,		September 30,
	2010		2010		2009

Debt	$435,500		$430,500		$384,500
Total Partners' Capital	$375,941		$247,404		$173,809
Total Debt to Capitalization	54%		64%		69%
EBITDA, as further adjusted (1) to Interest Expense	4.7	x	4.0	x	3.7	x

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$83	$(1,345)	$2,008
Income tax expense	172	173	141
Depreciation and amortization	13,697	11,763	9,042
Long-lived asset impairment	93	-	-
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	7,770	6,376	1,985
Non-cash selling, general and administrative costs	212	258	190
Interest expense, net of interest income	6,020	5,724	5,039
EBITDA, as further adjusted (1)	28,047	22,949	18,405
Cash selling, general and administrative costs	8,292	8,261	4,771
Less: cap on selling, general and administrative costs provided by EXH	(692)	(661)	-
Less: other (income) expense, net	333	(170)	324
Gross Margin, as adjusted (1)	$35,980	$30,379	$23,500
Other income (expense), net	(333)	170	(324)
Expensed acquisition costs (in Other (income) expense, net)	356	-	324
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(8)	(170)	-
Less: Cash interest expense	(5,747)	(5,451)	(4,915)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(7,600)	(7,600)	(4,771)
Less: Income tax expense	(172)	(173)	(141)
Less: Maintenance capital expenditures	(3,204)	(4,365)	(3,040)
Distributable cash flow (2)	$19,272	$12,790	$10,633

Cash flows from operating activities	$11,075	$10,249	$16,182
(Provision for) benefit from doubtful accounts	(560)	(32)	150
Cap on operating and selling, general and administrative costs provided by EXH	7,770	6,376	1,985
Expensed acquisition costs (in Other (income) expense, net)	356	-	324
Maintenance capital expenditures	(3,204)	(4,365)	(3,040)
Change in current assets/liabilities	3,835	562	(4,968)
Distributable cash flow (2)	$19,272	$12,790	$10,633

Net income (loss)	$83	$(1,345)	$2,008
Charge, after-tax:
Long-lived asset impairment	93	-	-
Net income (loss), excluding charge	$176	$(1,345)	$2,008

Diluted earnings (loss) per limited partner unit	$(0.01)	$(0.07)	$0.09
Adjustment for charge per limited partner unit	-	-	-
Diluted earnings (loss) per limited partner unit, excluding charge (1)	$(0.01)	$(0.07)	$0.09

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings (loss) per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2010	2009

Total Available Horsepower (at period end)	1,655	1,366	1,039

Total Operating Horsepower (at period end)	1,362	1,092	808

Average Operating Horsepower	1,208	1,076	819

Horsepower Utilization:
Spot (at period end)	82%	80%	78%
Average	81%	80%	79%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	1,894	1,869	1,822

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	4,167	4,198	4,233

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	45%	45%	43%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,773	2,761	2,927

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	68%	68%	62%